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                                                                       EXHIBIT 5

                          NUTTER, MCCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                 TELEPHONE: 617-439-2000    FACSIMILE: 617-973-9748


                                December 28, 1999
                                    21326-86

GenRad, Inc.
7 Technology Park Drive
Westford, MA 01886-0033

Gentlemen/Ladies:

       Reference is made to that certain Registration Statement on Form S-3 (the "Registration Statement") which GenRad, Inc. (the "Company") is filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of up to 114,074 shares (the "Shares") of the Company's common stock, $1.00 par value per share, acquired by the holders thereof (the "Holders") in connection with the Company's acquisition of Motor Industry Services, Limited.

       We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Articles of Organization of the Company, the Company's By-laws, certain corporate records of the Company, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares, when sold by the Holders upon the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

       We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the resale of the aforesaid Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                  Very truly yours,

                                  /s/ Nutter, McClennen & Fish, LLP

                                  Nutter, McClennen & Fish, LLP

ARH/CRC